Exhibit 1.1

EXECUTION VERSION

Entegris, Inc.

14,000,000 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

September 10, 2009

To the Representative

named in Schedule I

hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Entegris, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.01 par value (“Common Stock”), of the Company set forth in Schedule I hereto (the “Securities”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (each as defined in Section 20 herein) shall be deemed to refer to and include all information which is or deemed to be incorporated by reference therein or otherwise deemed by the Act to be part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in or otherwise deemed by the Act to be part of or included after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act, and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain, in all material respects, all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

(g) All the outstanding shares of capital stock of each subsidiary owned by the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company (or in the case of Pureline Co., Ltd., our join venture, 70% of its capital stock) either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in (i) the Preliminary Prospectus and the Final Prospectus under the headings “Summary — Recent Developments — Amended and Restated Credit Agreement” and “Description of Capital Stock”, (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009, under the headings “Part I — Item 1 Business — Patents and Other Intellectual Property Rights” and “Part I — Item 1 Business — Governmental Regulation” and “Part I — Item 3 Legal Proceedings”, (iii) the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 28, 2009, filed with the Commission on May 6, 2009, under the heading “Part II — Item 1 — Legal Proceedings” and (iv) the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ended June 27, 2009, filed with the Commission on July 24, 2009, under the heading “Part II — Item 1 — Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii), for such defaults that would not result in a Material Adverse Effect nor would result in a material adverse effect on the transactions contemplated by this Agreement.

(l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(m) The consolidated historical financial statements and related notes and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein; and the projected or forward-looking information contained in the Disclosure Package or Prospectus under the captions “Update on Third Quarter Net Sales” and “Changes to Our Cost Structure” and the corresponding disclosures in Issuer Free Writing Prospectuses (including the third quarter 2009 net sales estimate, estimated EBITDA breakeven levels of net sales and data relating to the assumed cost structure (as defined therein)) is based on good faith estimates and reasonable assumptions and reflects the proper application of those estimates and assumptions.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(p) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except as to clauses (ii) and (iii) for such violations or defaults that would not have a Material Adverse Effect.

(q) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(s) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(w) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in their internal controls over financial reporting.

(y) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(z) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(cc) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that could have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Except as set forth in the Preliminary Prospectus and the Final Prospectus, and except as could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Final Prospectus (a) to the Company’s best knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s best knowledge, there is no limitation on the Company’s freedom to operate under any U.S. patent or published U.S. patent application or any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except, in the case of any of clauses (b), (c), (d) (e), (f) and (g) above, for any such infringement by third parties or any such pending or threatened suit, action proceeding or claim as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, including as to Citigroup Global Markets Inc., ABN AMRO Incorporated and PNC Capital Markets LLC, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters named in Schedule II hereto and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option

Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters; Appointment of QIU. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date for the Underwritten Securities.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the

Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, in cooperation with the Underwriters, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus

and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or in reliance upon NASDAQ Listing Rule 5635(c)(4) contemplated at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The NASDAQ Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states

(including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood that, subject to this section and Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Ropes & Gray LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibits A-1 and A-2.

(c) The Company shall have requested and caused Mr. Peter Walcott, Esq., general counsel to the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B.

(d) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 27, 2009, and as at June 27, 2009, in accordance with Statement on Auditing Standards No. 100, and substantially in the form set forth in Exhibit C.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) The Securities shall have been listed and admitted and authorized for trading on The NASDAQ Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit D hereto from each director of the Company and Section 16 officers addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Underwriters, at 767 Fifth Avenue, New York, New York, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release and no admission of fault of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Disclosure Package, the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(f) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(g) If the indemnification provided for in this Section 8(e) is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 4 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The obligations of the Company under this Section 8(e)-(h) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or The NASDAQ Stock Market or trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange or The NASDAQ Stock Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Peter Walcott, Senior Vice President, Secretary and General Counsel (fax no.: (978) 436-6739) and confirmed to at Entegris, Inc., at 129 Concord Road, Billerica, Massachusetts, 01821, Attention: General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Entegris, Inc.

By:	/s/ Gregory B. Graves
Name:	Gregory B. Graves
Title:	Executive Vice President, Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ William L Frauenhofer
Name:	William L Frauenhofer
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs &Co.
Name:
Title:

As qualified independent underwriter.

SCHEDULE I

Underwriting Agreement dated September 10, 2009

Registration Statement No. 333-160212

Representative(s): Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Stock ($0.01 par value)

Number of Underwritten Securities to be sold by the Company: 14,000,000

Number of Option Securities to be sold by the Company: 2,100,000

Price per Share to Public (include accrued dividends, if any): $3.80

Price per Share to the Underwriters – total: $3.572

Other provisions:

Closing Date, Time and Location: September 16, 2009 at 10:00 a.m. at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York

Type of Offering: Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): 90 Days after the date of the Underwriting Agreement

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(f) at the Execution Time: None

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	5,460,000

Goldman, Sachs & Co.	5,460,000

Craig Hallum Capital Group LLC	2,520,000

ABN AMRO Incorporated	280,000

PNC Capital Markets LLC	280,000

Total	14,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

1. Free Writing Prospectus of the Company’s Third Quarter Update Press Release, dated September 8, 2009.

2. Free Writing Prospectus of the Company’s Current Report on Form 8-K, dated September 8, 2009.

3. Free Writing Prospectus of the Company’s Memorandum to Employees, dated September 9, 2009.

4. Free Writing Prospectus of the Company’s Memorandum to Employees, dated September 10, 2009.

SCHEDULE IV

1.	Rights Agreement dated July 26, 2005, between Entegris, Inc. and Wells Fargo Bank, N.A. as rights agent;

2.	Lease Agreement, dated April 1, 2002 Between Nortel Networks HPOCS Inc. and Mykrolis Corporation, relating to Executive office, R&D and manufacturing facility located at 129 Concord Road Billerica, MA;

3.	STAT-PRO(R) 3000 and STAT-PRO(R) 3000E Purchase and Supply Agreement between Fluoroware, Inc. and Miller Waste Mills, d/b/a RTP Company, dated April 6, 1998;

4.	PFA Purchase and Supply Agreement by and between E.I. Du Pont De Nemours and Company and Fluoroware, Inc., dated January 7, 1999, which was made effective retroactively to November 1, 1998, and supplemented by the Assignment and Limited Amendment by and between the same parties and Entegris, Inc., dated as of September 24, 1999;

5.	Amended and Restated Credit Agreement, dated as of March 2, 2009, by and among Entegris, Inc. and Poco Graphite, Inc., as borrowers, the Banks named therein, Wells Fargo Bank, National Association, as agent, Citibank N.A., as syndication agent, and RBS Citizens, National Association, as documentation agent;

6.	First Amendment to the Amended and Restated Credit Agreement, dated as of July 17, 2009, by and among Entegris, Inc. and Poco Graphite, Inc., as borrowers, the Guarantors named therein, the Banks named therein, and Wells Fargo Bank, National Association, as agent;

7.	Second Amendment to the Amended and Restated Credit Agreement, dated as of August 11, 2009, by and among Entegris, Inc. and Poco Graphite, Inc., as borrowers, the Guarantors named therein, the Banks named therein, and Wells Fargo Bank, National Association, as agent;

8.	Loan Agreement, dated November 2, 2007, between Nihon Entegris KK and Summitomo Mitsui Banking Corporation; and

9.	Agreement and Plan of Merger and Amendment #1 thereto by and among Entegris, Inc. Entegris Acquisition Co. LLC, Poco Graphite, Inc. and Poco Graphite Holdings LLC, dated July 13, 2008.

SCHEDULE V

Entegris Pacific Ltd. (Delaware)

Entegris Asia LLC (Delaware)

Entegris Materials, Inc. (Delaware)

Entegris Specialty Materials, LLC (Delaware)

Poco Graphite, Inc. (Delaware)

EXHIBIT A-1

Form Opinion of Ropes & Gray LLP

September [16], 2009

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

as Representative of the several Underwriters

named in the Underwriting Agreement

Re:	Shares of Common Stock, $0.01 par value, of Entegris, Inc.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement dated September [10] 2009 (the “Underwriting Agreement”) between the underwriters named therein and Entegris, Inc., a Delaware corporation (the “Company”). Capitalized terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

We have represented the Company in connection with the negotiation of the Underwriting Agreement for the sale by the Company of [14,000,000] shares of its Common Stock, $0.01 par value per share (the “Shares”). We have acted as counsel for the Company, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Act of (i) a Registration Statement on Form S-3 (File No. 333-160212) filed by the Company with the Commission, which became effective on September 4, 2009 (the “Registration Statement”), (ii) a preliminary prospectus supplement, filed with the Commission on September 8, 2009 (the “Preliminary Prospectus Supplement”), and (iii) a final prospectus supplement, filed with the Commission on September [10], 2009 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), relating to the offering of the Shares pursuant to the Underwriting Agreement. The prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement and filed with the Prospectus Supplement, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include all reports and other filings which are or are deemed to be incorporated by reference therein or otherwise deemed by the Act to be part of or included in the Registration Statement, the Preliminary Prospectus Supplement, the

Prospectus Supplement or the Prospectus, as the case may be, on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be.

In rendering the opinions expressed below, we have examined or considered the Underwriting Agreement, the Registration Statement, the Prospectus and such applicable charter documents, by-laws and corporate resolutions as we considered necessary for purposes of this opinion. In addition, as to matters of fact we have relied upon the representations and warranties in the Underwriting Agreement, representations made in certificates of officers of the Company, certificates of public officials, and such other documents, instruments, certificates and corporate records as we have deemed necessary as a basis for the opinions hereinafter expressed. We have not searched any electronic databases or the dockets of any court, administrative body or regulatory or governmental agency or any other filing office in any jurisdiction in connection with the preparation of this letter.

For purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the corporate records and stock books of the Company provided to us.

Any statements in the opinions below qualified by the words “to our knowledge” or any words of similar effect indicate that the statements are made based upon the actual knowledge of the lawyers of this firm who have devoted substantive attention to the representation of the Company within the 12-month period immediately preceding the date of this opinion.

For purposes of our opinion expressed in paragraph 2 below, we have relied exclusively on certificates of legal existence and/or good standing issued by the Secretary of State of the applicable jurisdiction or confirmation letters or other information as to good standing status from CT Corporation, copies of which have been made available to your counsel, and our opinion with respect to such matters is rendered as of the dates of such certificates or other information and is limited accordingly.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3. The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Prospectus; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the form of certificate for the Securities is in valid and sufficient form.

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

6. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement, the Disclosure Package and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained.

7. Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of the documents in Schedule IV of the Underwriting Agreement, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

8. To the best of our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in any Preliminary Prospectus and the Final Prospectus.

This opinion is being furnished only to you as Representative of the Underwriters. This opinion may not be relied upon for any other purpose or by any other person without our prior written consent.

Very truly yours,

Ropes & Gray LLP

EXHIBIT A-2

Form Negative Assurance Letter of Ropes & Gray LLP

September [16], 2009

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

as Representative of the several Underwriters

named in the Underwriting Agreement

Re: Entegris, Inc. Sale of [14,000,000] Shares of Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We refer to the Underwriting Agreement dated September [10], 2009 among Entegris, Inc., a Delaware corporation (the “Company”), and the underwriters named therein. We have acted as counsel to the Company in connection with the transactions described therein. Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

As counsel to the Company, we have reviewed the Registration Statement and the Final Prospectus and participated in discussions with officers and representatives of the Company, representatives of the independent registered public accounting firm for the Company and your representatives and counsel at which discussions the contents of these documents were discussed.

The purpose of our engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Final Prospectus, the Disclosure Package or the documents incorporated by reference therein, and we have not undertaken any obligation to verify independently any of the factual matters set forth in those documents. Moreover, many of the determinations required to be made in the preparation of such documents involve judgments that are primarily of a non-legal nature.

Subject to the foregoing and on the basis of information that we have gained in the course of our representation of the Company and our participation in the discussions referred to above, we confirm to you that the Registration Statement, as of its effective date, and the Final Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and that the documents incorporated by reference into the Final Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Based on the information and participation described above, no facts that have come to our attention have caused us to believe that the (i) Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not, however, assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement, the Final Prospectus, the General Disclosure Package or the documents incorporated by reference therein, except for those statements in (i) the Preliminary Prospectus and the Final Prospectus under the headings “Summary — Recent Developments — Amended and Restated Credit Agreement,” “Certain U.S. Federal Income Tax Considerations” and “Description of Capital Stock”, (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009, under the heading “Part I — Item 3 Legal Proceedings”, (iii) the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 28, 2009, filed with the Commission on May 6, 2009, under the heading “Part II — Item 1 — Legal Proceedings” and (iv) the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ended June 27, 2009, filed with the Commission on July 24, 2009, under the heading “Part II — Item 1 — Legal Proceedings” insofar as they represent descriptions or conclusions of law, descriptions of securities or summaries of documents referred to therein, which fairly summarize in all material respects such descriptions, conclusions or documents.

We express no belief with respect to the financial statements, schedules, other financial or accounting information or assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference in the Registration Statement, the Final Prospectus, or the General Disclosure Package. In addition, our statements in the preceding paragraph about the contents of the Registration Statement, General Disclosure Package and Final Prospectus address only those parts of those documents that relate to the offering of the Securities.

This letter is furnished by us to you solely for your benefit in your capacity as Underwriters to assist you in establishing defenses under applicable securities laws and may not be relied on for any other purpose or by any person other than you.

Very truly yours,

Ropes & Gray LLP

EXHIBIT B

Form Opinion of Company’s General Counsel

September [16], 2009

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

as Representative of the several Underwriters

named in the Underwriting Agreement

Re: Entegris, Inc.

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Entegris, Inc., a Delaware corporation (the “Company”). As Senior Vice President, Secretary and General Counsel of the Company, I am familiar with the organization and operations of the Company and of its subsidiaries.

This letter is being furnished to you pursuant to Section 6(c) of the Underwriting Agreement, dated as of September [10], 2009 (the “Underwriting Agreement”), between the underwriters named therein and the Company. Capitalized terms used without definition herein shall have the meaning given to such terms in the Underwriting Agreement.

I have examined signed copies of the registration statement on Form S-3 (File No. 333-160212), as it became effective on September 4, 2009, together with all the exhibits thereto and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “Commission”) and deemed by virtue of Rule 430B to be part of the registration statement, as amended to the date hereof (the “Registration Statement”), as filed with the Commission under the Act; a preliminary prospectus supplement, filed with the Commission on September 8, 2009 (the “Preliminary Prospectus Supplement”); a final prospectus supplement, filed with the Commission on September [10], 2009 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), relating to the offering of the Securities pursuant to the Underwriting Agreement; an executed copy of the Underwriting Agreement; and such other documents as I have deemed appropriate in order to enable me to render the opinions expressed herein. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus Supplement shall be deemed to refer to and include all reports and other filings which are or are deemed to be incorporated by reference therein or otherwise deemed by the Act to be part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus Supplement, as the case may be, on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus or the Prospectus Supplement, as the case may be.

In my examination of the documents referred to above, I have assumed the genuineness of all signatures, the legal capacity of each individual signing such documents (other than officers of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such documents.

Insofar as the opinions expressed in this letter relate to factual matters, I have relied, without independent investigation, upon certificates, statements and representations of officers and other representatives of the Company, representations made in the Underwriting Agreement and statements contained in the Registration Statement.

Any reference to “my knowledge” or any variation thereof means my conscious awareness of the existence or absence of any facts that would contradict my opinions and statements set forth herein. Other than as set forth below, I have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn.

I express no opinion herein as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to my knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which I express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and I have no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which I express no opinion).

2. I have no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which I express no opinion).

3. Each of the subsidiaries listed in Schedule V to the Underwriting Agreement (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package or the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. All the outstanding shares of capital stock or limited liability company interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package or the Final Prospectus, all outstanding shares of capital stock or limited liability company interests, as the case may be, of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien or encumbrance.

5. The outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package or the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

6. There is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in any Preliminary Prospectus and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009, under the headings “Part I — Item 1 Business — Patents and Other Intellectual Property Rights” and “Part I — Item 1 Business — Governmental Regulation” fairly summarize the matters therein described.

7. Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

8. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

This letter and the opinions set forth above is being delivered to you solely in connection with the Underwriting Agreement. Except pursuant to my prior, written approval, this letter and its opinions may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose, communicated to any other person, reproduced in whole or in part, or relied upon or assigned to any other person for any reason including any person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). The opinions set forth herein are rendered as of the date of this letter, and I disclaim any undertaking to supplement it if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect it.

Very truly yours,

By:
Peter W. Walcott
Senior Vice President, Secretary and General Counsel

EXHIBIT C

Form of KPMG Comfort Letter

September 10, 2009

Board of Directors

Entegris, Inc.

3500 Lyman Boulevard

Chaska, Minnesota 55318

Citigroup Global Markets Inc.

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Ladies and Gentlemen:

We have audited the consolidated balance sheets of Entegris, Inc. and its subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 as updated by the Company’s current report on Form 8-K filed on August 11, 2009, and incorporated by reference in the Registration Statement (No. 333-160212) (the Registration Statement) on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the Act); our report with respect thereto is also incorporated by reference in that Registration Statement. Our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in the manner in which the Company accounts for earnings per share and its segments as discussed in notes 20 and 21, respectively, which is as of August 11, 2009, contains explanatory paragraphs related to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” as of January 1, 2007 and Financial Accounting Standards Board Statement No. 157, “Fair Value Measurements” as of January 1, 2008 and contains an explanatory paragraph that states the scope of management’s assessment of internal control over financial reporting as of December 31, 2008 includes all of the subsidiaries of the Company except for Poco Graphite, Inc., which was acquired on August 11, 2008. The consolidated net sales of the Company and its subsidiaries for the year ended December 31, 2008 were $555 million of which Poco Graphite, Inc. represented $23 million. The consolidated total assets of the Company and its subsidiaries as of December 31, 2008 were $598 million of which Poco Graphite, Inc. represented $113 million. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Poco Graphite, Inc. The Registration Statement, as amended, including the related prospectus dated September 4, 2009, the related preliminary prospectus supplement dated September 8, 2009, and the related final prospectus dated September 10, 2009, are herein referred to as the Registration Statement.

In connection with the Registration Statement:

1)	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2)	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the related rules and regulations adopted by the SEC.

3)	We have not audited any financial statements or the effectiveness of internal control over financial reporting of the Company as of any date or for any period subsequent to December 31, 2008; although we have conducted an audit for the year ended December 31, 2008, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2008, and for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2008 of the Company, but not on the consolidated financial statements or the effectiveness of internal control over financial reporting for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the three months ended March 28, 2009 and March 29, 2008 and the three and six months ended June 27, 2009 and June 28, 2008, incorporated by reference in the Registration Statement, or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December, 31, 2008, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2008.

4)	For purposes of this letter we have read the fiscal 2009 minutes of meetings of the stockholders, board of directors, compensation committee and audit committee of the Company as set forth in the minute books at September 8, 2009, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the May 5, 2009 Governance and Nominating Committee meeting, the July 21, 2009 Audit and Finance Committee, the July 28, 2009 Management Development and Compensation Committee, and the July 29, 2009 Board of Directors meetings for which minutes have either not yet been approved or documented, but for which we have read the agendas and have discussed such meetings with the corporate secretary. We have carried out other procedures to September 8, 2009 as follows (our work did not extend from September 9, 2009 to September 10, 2009, inclusive.)

a)	With respect to the three-month periods ending March 28, 2009 and March 29, 2008 and three and six-month periods ended June 27, 2009 and June 28, 2008, we have:

(i)	Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of March 28, 2009 and June 27, 2009, and the unaudited condensed consolidated statements of operations for the three-month periods ended March 28, 2009 and March 29, 2008, and for the three-month and six-month periods ended June 27, 2009 and June 28, 2008, shareholders’ equity and comprehensive income (loss) as of March 28, 2009 and June 27, 2009 and cash flows for the three-month periods ended March 28, 2009 and March 29, 2008 and the six-month periods ended June 27, 2009 and June 28, 2008, included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 28, 2009, and June 27, 2009 and incorporated by reference into the Registration Statement.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4) a) (i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b)	With respect to the period from June 28, 2009 to August 29, 2009, we have—

(i)	Read the Company’s incomplete unaudited condensed consolidated balance sheet as of August 29, 2009 and statements of operations for the period from June 28, 2009 to August 29, 2009 and the period June 29, 2008 to August 30, 2008, furnished to us by the Company, officials of the Company having advised us that no financial statements as of any date or any period subsequent to August 29, 2009, were available. The financial information for the two-month periods ended August 29, 2009 and August 30, 2008, are incomplete in that they omit the statements of shareholders’ equity and comprehensive income (loss), cash flows, footnotes and other disclosures.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4) b) (i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5)	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a)	(i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4) a) (i), incorporated by reference in the Registration Statement for them to be in conformity with U.S. generally accepted accounting principles.

(ii) The unaudited condensed consolidated financial statements described in 4) a) (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC.

b)	(i) At August 29, 2009, there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated net current assets or shareholders’ equity of the Company as compared with amounts shown in the June 27, 2009 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, except that:

i) Capital stock increased $491,000

(ii) for the period from June 27, 2009 to August 29, 2009, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net income, or increases in net loss, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur, except that:

i) Net sales decreased $18,482,000

ii) Net loss increased $470,000

6)	As mentioned in 4) b), Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to August 29, 2009, are available; accordingly management was unable to represent to us whether there were changes in financial statement items from August 30, 2009 to September 8, 2009. As a result, we are unable to comment, as to whether there were changes in financial statement items from August 30, 2009 to September 8, 2009.

7)	For purposes of this letter, we have also read the items identified by you in the preliminary prospectus supplement dated September 8, 2009 (Attachment 1), the Company’s 2008 annual report on Form 10-K (Attachment II); the Company’s current report on Form 8-K filed on August 11, 2009 (Attachment III); the Company’s quarterly reports on Form 10-Q for the three and six month periods ending March 28, 2009 and June 27, 2009, respectively (Attachment IV(a) and IV(b), respectively); the Company’s 2009 Definitive Proxy Statement filed April 3, 2009 (Attachment V); the Company’s Form S-3 filed on September 2, 2009 (Attachment VI); the Company’s current report on Form 8-K filed on August 17, 2009 (Attachment VII); the Company’s current report of Form 8-K filed on September 2, 2009 (Attachment VIII); the Company’s current report on Form 8-K filed on September 8, 2009 (Attachment IX); and the final prospectus supplement dated September 10, 2009 (Attachment X) and have performed the following procedures, which were applied as indicated with respect to the symbols explained below.

With respect to the disclosures by the Company of any non-GAAP financial measures as defined in Regulation G, we make no comment as to whether such measures or the resulting disclosures comply with the requirements of Regulation G or Item 10(e)

of Regulation S-K. Further, concerning discussions of certain definitions including, but not limited to EBITDA, as defined by the Restated Credit Agreement, Adjusted EBITDA, non-GAAP EBITDA, non-GAAP EBITDA as a % of net sales, non-GAAP operating income (loss), non-GAAP operating margin, we performed the procedures described below, however, we make no comment regarding (a) the appropriateness of the definitions or (b) the application of such terms to the amounts presented.

We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks or with respect to the reasonableness of the assumptions underlying the disclosures.

For purposes of reporting our findings, the term “accounting records” means those records, which officials of the Company represented to us were developed from various sources, including books of original entry, that are subject to the Company’s internal controls over financial reporting.

For purposes of reporting our findings, the term “agreement”, as used in this letter, means the amounts, percentages, interest rates or ratios compared or recalculated were in agreement or mathematically correct or, if different, the difference was attributed to rounding and were not greater than one unit of the dollar amount, percentage, interest rate or ratio (to the last decimal place) presented.

A.	Compared the indicated amount, percentage or ratio to the amount, percentage or number included in or derived directly from, the Company’s audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, incorporated by reference in the Registration Statement in the Form 10-K for the year-end December 31, 2008 or the current report of Form 8-K filed on August 11, 2009 or for prior years, included in the Company’s Annual report on Form 10-K for the fiscal years 2006 and 2005, which are not incorporated by reference, and found them to be in agreement or recalculated the amount or percentage based on information contained in the audited consolidated financial statements of the Company.

B.	Compared the amount, percentage, ratio, to the corresponding amount, percentage or ratio in the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement or recalculated the amount or percentage based on information contained in the unaudited consolidated financial statements incorporated by reference in the Registration Statement of the Company and found them to be in agreement.

C.	Compared the amount, ratio or percentage to a schedule or report prepared by the Company’s accounting personnel, such schedule or report having been derived from the Company’s accounting records, and found such amount or number to be in agreement. We make no representation as to the completeness or accuracy of the applicable schedule or report.

D.	Compared the amount, ratio or percentage to the amount or number included in or derived directly from, the Company’s audited consolidated financial statements not incorporated by reference in the Registration Statement for the period indicated and found such amount or number to be in agreement.

E.	Amount on page 21 of the Proxy Statement related to the vesting of Mr. Loy’s options does not agree to the schedule prepared by the Company’s accounting personnel. Amount per schedule prepared by the Company’s accounting personnel notes that 50,000 options vest on July 7 in 2009, 2010, and 2011 compared to the Proxy Statement disclosure that 150,000 options vest on July 7, 2011.

F.	Amounts on page 20 of the Proxy Statement related to the Estimated Future Payouts Under Non-Equity Incentive Plan Awards does not agree to the schedule prepared by the Company’s accounting personnel. See specific differences below.

F1 – Amount per schedule prepared by the Company’s accounting personnel was $94,878 compared to amount in Proxy Statement of $94,875 relating to Greg Graves’ Threshold bonus amount in 2008. As a result, a noted difference of $3 between the schedule and the Proxy Statement.

F2 – Amount per schedule prepared by the Company’s accounting personnel was $237,195 compared to amount in Proxy Statement of $237,188 relating to Greg Graves’ Target bonus amount in 2008. As a result, a noted difference of $7 between the schedule and the Proxy Statement.

F3 – Amount per schedule prepared by the Company’s accounting personnel was $474,390 compared to amount in Proxy Statement of $474,375 relating to Greg Graves’ Maximum bonus amount in 2008. As a result, a noted difference of $15 between the schedule and the Proxy Statement.

F4 – Amount per schedule prepared by the Company’s accounting personnel was $112,500 compared to amount in Proxy Statement of $150,000 relating to Bertrand Loy’s Threshold bonus amount in 2008. As a result, a noted difference of $37,500 between the schedule and the Proxy Statement.

F5 – Amount per schedule prepared by the Company’s accounting personnel was $80,282 compared to amount in Proxy Statement of $80,421 relating to Peter Walcott’s Threshold bonus amount in 2008. As a result, a noted difference of $139 between the schedule and the Proxy Statement.

F6 – Amount per schedule prepared by the Company’s accounting personnel was $200,705 compared to amount in Proxy Statement of $201,053 relating to Peter Walcott’s Target bonus amount in 2008. As a result, a noted difference of $348 between the schedule and the Proxy Statement.

F7 – Amount per schedule prepared by the Company’s accounting personnel was $401,409 compared to amount in Proxy Statement of $402,105 relating to Peter Walcott’s Maximum bonus amount in 2008. As a result, a noted difference of $696 between the schedule and the Proxy Statement.

G.	Recalculated the indicated amount as defined by the Company based on amounts included in a schedule prepared by the Company’s accounting personnel. As this is not a US Generally Accepted Accounting Principles (US GAAP) defined financial measure, we make no comment regarding the appropriateness of the definitions or the application of such terms to the amounts presented.

H.	Amount on page S-4 of the Prospectus Supplement S-3 related to the Production transfer costs for the three months ended June 27, 2009 does not agree to the schedule prepared by the Company’s accounting personnel. Amount per schedule prepared by the Company’s accounting personnel notes $2.242 million of restructuring costs for the three months ended June 27, 2009 compared to the Prospectus Supplement disclosure of $2.248 million for the three months ended June 27, 2009.

We make no representations regarding the following:

—	The price at which the securities may ultimately be sold and the net proceeds that may actually be realized.

—	Whether items listed in “Selected Historical Consolidated Financial Data” comply with the requirements of Item 301 of Regulation S-K.

—	The reasonableness of “Use of Proceeds” or whether such uses will actually take place.

8)	It should be understood that our procedures with respect to the information contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A) included in the Company’s annual report on Form 10-K and current report on Form 8-K dated August 11, 2009 were limited to applying the procedures stated above and therefore we make no representations regarding the accuracy of the discussion contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in MD&A, other than with respect to the results of the procedures performed as described in paragraph 7 above.

9)	Our audits of the consolidated financial statements of the Company for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

10)	The procedures enumerated in paragraph 7 do not constitute an audit conducted in accordance with the standards of the PCAOB. Accordingly, we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11)	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of securities covered by the Registration Statement.

Very truly yours,

[Form of Lock-Up Agreement]	EXHIBIT D

[Letterhead of Section 16 officer or director of Entegris, Inc.]

Entegris, Inc.

Public Offering of Common Stock

August     , 2009

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Entegris, Inc., a Delaware corporation (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of (i) as bona fide gifts approved by Citigroup Global Markets Inc. or (ii) pursuant to a prearranged trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934 in place as of the date of the Underwriting Agreement and disclosed to Citigroup Global Markets Inc.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of Section 16 officer or director]

[Name and address of Section 16 officer or director]